HAN LOGISTICS, INC.

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACTS AND ANY APPLICABLE STATE SECURITIES LAW, OR IT IS ESTABLISHED TO THE SATISFACTION OF COUNSEL TO MAKER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

$3700 Date: 09/25/2005

FOR VALUE RECEIVED, Han Logistics, Inc., a Nevada corporation (the Company), with its principal office at 5925 Starcrest Avenue, Reno, Nevada 89523, promises to pay to Lombardi Research Foundation, Inc. (the Holder) with its principal office at 5625 Fox Avenue Room 369 Reno NV 89506, or registered assigns, upon demand of Holder, the principal amount of Three Thousand Seven Hundred Dollars ($3700), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts (U.S. Funds), together with simple interest on the outstanding principal amount at the rate of ten percent (10%) percent per annum. Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least (5) days before such payment is due.

1. Conversion.

1.1 Manner of Conversion. The Note may be converted in whole or in part, into fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company (the Common Stock), upon the terms set forth in this Section 1. The number of shares of Common Stock into which this Note may be converted shall be determined pursuant to Section 1.3 hereof.

1.2 Conversion Procedure.

(a) Notice of Conversion. The Holder shall be entitled to convert this Note into shares of Common Stock by delivering a duly executed notice of conversion in the form annexed hereto as Exhibit A (the Notice of Conversion) by notice to the Company as set forth in Section 7.2 hereof. The Notice of Conversion shall state that the Holder has elected to convert the Note pursuant to Section 1.1, and shall specify the portion of the principal amount thereof to be converted and the interest thereon (the Conversion Amount). Such conversion shall be deemed to have been made on the date that the Notice of Conversion is delivered to the Company (the Conversion Date).

(b) Surrender of Note. The Holder at its expense shall deliver the Notice of Conversion with certificate or certificates for the appropriate number of shares of the Company's Common Stock to the Company, at the principal office of the Company, in exchange for the Note. The person or persons entitled to receive shares of Common Stock issuable upon such

conversion shall be treated for all purposes as the record holder or holders of any such shares of Common Stock immediately prior to the close of business on the Conversion Date.

(c) Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. Upon conversion of this Note and delivery of the Common Stock and any U.S. Funds payable hereunder, the Company shall be forever released from all of its obligations and liabilities under the portion of this Note so converted.

1.3 Conversion Price. Subject to adjustment as provided herein, the conversion price (the Conversion Price) shall be $0.10 per share.

1.4 Reserved Common Stock. All shares of Common Stock reserved for issuance upon conversion of this Note upon issuance shall be validly issued, fully paid and nonassessable. Shares of Common Stock issued in accordance herewith will not be registered under the Securities Act of 1933, as amended (the Securities Act), and may not be sold, transferred or otherwise disposed of unless a registration statement under the Securities Act with respect to such securities has become effective, or unless the Holder establishes to the satisfaction of counsel to the Company that an exemption from such registration is available.

1.5 Conversion Price Adjustments.

(a) Adjustment for Stock Splits and Subdivisions. In the event that the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or a distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as Common Stock Equivalents) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

(b) Adjustment for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse-split of the outstanding shares of Common Stock, then following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

2. Events of Default. Upon the occurrence of any of the following events (herein called Events of Default):

(a) The Company shall fail to pay the principal of or interest on this Note when due;

(b) (i) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up,

composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; (ii) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; (iii) the Company shall apply for, or consent to or acquiesce in, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (iv) the Company shall make a general assignment for the benefit of creditors;

(c) (i) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for forty-five (45) days undismissed, unbonded or undischarged; (ii) the appointment of a receiver, conservator, trustee or similar officer for the Company or for any of its property and the continuance of any of such events for forty-five (45) days undismissed, unbonded or undischarged; or (iii) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for forty-five (45) days undismissed, unbonded and undischarged;

(d) Any foreign or domestic governmental agency or any foreign or domestic court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company which shall not be dismissed within thirty (30) days thereafter;

(e) Any breach of any of the Company's representations or warranties contained in this Note which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

(f) The Company shall fail to perform, observe or comply with any covenant, term, provision, condition, agreement or obligation under this Note which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

(g) The Company shall default with respect to any indebtedness for borrowed money (other than under this Note) if either (i) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (ii) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

(h) Any judgments against the Company and/or any attachment, levy or execution against any of its properties for an amount in excess of $25,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;
then, and in any such event, the Holder may, at its option and without written notice to the Company, declare the entire principal amount of this Note and all interest accrued thereon to the date of payment then outstanding immediately due and payable, and the same shall forthwith become immediately

due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note.

3.1 Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

3.2 Attorneys' Fees. Upon the occurrence of an Event of Default, the Company will be responsible to pay all reasonable costs of counsel retained by the Holder in seeking advice in connection with the exercise or enforcement of its rights, and all legal fees and expenses reasonably incurred in seeking collection hereof and all other out of pocket expenses incurred by the Holder in connection with such matter, which amounts may, at the Holder's option, be added to the principal hereof.

4. Obligation to Pay Principal and Interest; Covenants.

4.1 Obligation. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times (subject to all applicable notice requirements and cure periods), at the rates and in the currency herein prescribed.

4.2 Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

(a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

(b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof, and not sell, assign or otherwise transfer any of its assets except in the ordinary course of business; and

(c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements of all governmental bodies, departments, agencies, commissions or boards having jurisdiction, all companies or associates insuring the premises, and all appropriate courts, authorities, officials, or officers, which are applicable to the Company or its properties (Requirements), except wherein the failure to comply would not have a material adverse effect on the Company or its property; provided that nothing contained herein shall prevent the Company from contesting in good faith the validity or the application of any Requirements.

5. Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

6. Lost Documents. Upon receipt by the Company of evidence

satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it or of any certificate or certificates for shares of Common Stock issued upon conversion as herein provided and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, or cause to be made and delivered in lieu of such certificate, as the case may be, if mutilated, the Company will make and deliver in lieu of such Note, or certificate, as the case may be, a new Note, of like tenor and unpaid principal amount and dated as of the original date of the Note or, in the case of a certificate, a new certificate representing fully paid and nonassessable shares of Common Stock.

7. Miscellaneous.

7.1 Benefit. This Note shall be binding upon the Company and its legal representatives, successors and assigns. This Note shall inure to the benefit of Holder and its legal representatives, successors and assigns. Any assignment by Holder may be made only with the prior written consent of the Company and any assignment made without such consent shall be void.

7.2 Notices and Addresses. All notices (other than the Notice of Conversion, which is provided in Section 1.2(a)), offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by Federal Express or similar receipted delivery, by facsimile delivery (followed by an original signed copy sent by regular mail) or, if mailed, postage prepaid, by certified mail, return receipt requested, and shall be deemed given when first received, as follows:

To Holder: To Holder's address on page 1 of this Note

To the Company: To the Company's address on page 1 of this Note

or to such other address as either of them, by notice to the other, may designate from time to time.

7.3 Governing Law; Interpretation. This Note shall be governed by and construed in accordance with the laws of the State of Nevada. All references to dollars are to U.S. Dollars.

7.4 Venue. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the state courts of the State of Nevada or the federal court located in the State of Nevada, (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (c) irrevocably consents to the jurisdiction of the state courts of the State of Nevada and the federal court located in the State of Nevada in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the courts of the State of Nevada or the federal court located in the State of Nevada and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

7.5 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

7.6 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of this Note until this Note has been satisfied in full.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

HAN LOGISTICS, INC.

By:________________________
Name: Amee Han Lombardi
Title: President

Exhibit A

NOTICE OF CONVERSION

Han Logistics, Inc.
5925 Starcrest Avenue
Reno, Nevada 89523

Dated ______________

In accordance with the provisions set forth in Section 1 of the Convertible Promissory Note dated ______________________ (the Note) made by Han Logistics, Inc. (the "Company"), the undersigned hereby elects to convert, as of the date hereof, $_____________ of principal (and interest accrued thereon) in U.S. Funds of the Note into _____________ shares of common stock of the Company. Any capitalized term not defined herein shall have the meaning ascribed to such term in the Note.

By:________________________________
Name:
Title: